WILLIAM J. PENNSTROM, JR.

Consent and Certificate

of Professional (Qualified Person)

British Columbia Securities Commission Pacific Centre 12th Floor, 701 West Georgia Street Vancouver, British Columbia CANADA V7Y 1L2	The Toronto Stock Exchange Suite 2700 – 650 West Georgia Street Vancouver, British Columbia CANADA V6B 4N9
Alberta Securities Commission 4 th Floor, 300 – 5th Avenue S.W. Calgary, Alberta CANADA T2P 3C4	Ontario Securities Commission Suite 1903 - 20 Queen Street West Toronto, Ontario CANADA M5H 3S8
International Tower Hill Mines Ltd. Suite 1920 – 1188 West Georgia Street Vancouver, British Columbia CANADA V6E 4A2

Re:  International Tower Hill Mines Ltd. (the “Issuer”)

I, William J. Pennstrom, Jr., of 2728 Southshire Road, Highlands Ranch, Colorado, USA 80126, have prepared, and am the author of, section 16 of the report entitled “March 2010 Summary Report on the Livengood Project, Tolovana District, Alaska” dated March 16, 2010 (the “Report”).

1.

I hereby consent to:

(a)

the public filing of the Report on SEDAR and EDGAR, in the public files of the Securities Commissions of British Columbia, Alberta and Ontario, with the Toronto Stock Exchange and with the United States Securities and Exchange Commission;

(b)

the use of and reliance upon the Report in connection with the disclosure in the Issuer’s Press Release dated March 10, 2010 and Material Change Report dated April 21, 2010 (collectively, the “Disclosures”) and for any and all required regulatory filings, acceptances or approvals in connection with the use of, and reference to, the Mineral Resource Estimate for the “Livengood” Property, Alaska as set out in the Report (including any subsequent press releases and material change reports); and

(c)

the inclusion of extracts from, or a summary of, the Report in the Disclosures.

2.

I hereby consent to the use of my name “William J. Pennstrom, Jr.”, and to the use of the name of “Pennstrom Consulting Inc.”, a private process engineering consulting firm, of which I am the President, in the Disclosures and in any subsequent press releases or material change reports in reference to the Report.

3.

I hereby certify that I have read the Disclosures and that the Disclosures fairly and accurately represent the information contained in the Report.

Dated this 23rd day of April, 2010

(signed) William J. Pennstrom Jr.

William J. Pennstrom, Jr.